                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


David E. Hershberg, Chief Executive Officer of Globecomm Systems Inc., and Andrew C. Melfi, Chief Financial Officer of Globecomm Systems Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Globecomm Systems Inc. on Form 10-Q for the three months ended September 30, 2003 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Globecomm Systems Inc.



Date:  November 14, 2003           By: /s/ DAVID E. HERSHBERG
                                   --------------------------
                                   David E. Hershberg
                                   Chairman of the Board and
                                   Chief Executive Officer


                                   By:  /s/ ANDREW C. MELFI
                                   ---------------------------
                                   Andrew C. Melfi
                                   Vice President, Chief Financial Officer
                                   and Treasurer

A signed original of this written statement required by Section 906 has been provided to Globecomm Systems Inc. and will be retained by Globecomm Systems Inc. and furnished to the Securities Exchange Commission or its staff upon request.

                                       32